UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - June 30, 2014
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices)

303-672-6900
(Registrant's telephone number, including area code )

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Cana-Woodford and Granite Wash Dispositions

On June 30, 2014, QEP Resources, Inc. (the “Company”) completed the following previously announced dispositions:

•
certain oil and natural gas interests in the Cana-Woodford play of the Western Anadarko Basin located in Blaine, Caddo, Canadian, Custer, Dewey, Grady and Kingfisher Counties, Oklahoma for an adjusted purchase price of $475.9 million, subject to customary purchase price adjustments, pursuant to a purchase and sale agreement by and between a wholly owned subsidiary of the Company and Cimarex Energy Co.; and

•
certain oil and natural gas interests in the Granite Wash play of the Western Anadarko Basin located in Hansford, Hemphill, Lipscomb, Ochiltree, Roberts and Wheeler Counties, Texas, and Beckham, Custer, Dewey, Ellis, Roger Mills and Washita Counties, Oklahoma for an adjusted purchase price of $191.9 million, subject to customary purchase price adjustments, pursuant to a purchase and sale agreement by and among a wholly owned subsidiary of the Company, EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., FourPoint Energy, LLC and EnerVest, Ltd. An additional $28.7 million of consideration is currently being held in escrow related to unresolved title defects.

Green River Processing Disposition

On July 1, 2014, the Company, through its wholly owned subsidiary, QEP Field Services Company (“QEPFS”), completed its previously announced sale of 40.0% of the outstanding membership interests in Green River Processing, LLC, an indirect, wholly owned subsidiary of the Company (“Green River Processing”), to QEP Midstream Partners, LP (the “Partnership”), in exchange for consideration of $230.0 million in cash (the “Transaction”). The purchase price was funded with cash on hand and borrowings under the Partnership’s existing credit facility.

The terms of the Transaction, which were set forth in a Purchase and Sale Agreement, dated May 7, 2014, by and among QEPFS, the Partnership, QEP Midstream Partners GP, LLC, the general partner of the Partnership (the “General Partner”), and QEP Midstream Partners Operating, LLC (the “Purchase Agreement”), were approved by the conflicts committee of the Board of Directors (the “Conflicts Committee”) of the General Partner. The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Transaction.

Each of the parties to the Purchase Agreement is a direct or indirect subsidiary or affiliate of the Company. As a result, certain individuals, including officers of the Company and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. The Company currently (as of the date of this Current Report on Form 8-K) owns an approximate 55.8% limited partner interest in the Partnership based on the number of common units and subordinated units outstanding as of July 1, 2014. The Company also owns an indirect 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

July 1, 2014

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer